UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

(Address of principal executive

offices)

Registrant's telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 30, 2024, Urgent.ly Inc. (the “Company”) received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq’s Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days (the “Notice”). The Notice has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 31, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period (the “Compliance Period”), unless Nasdaq exercises its discretion to extend this ten-day period. If the Company has not been deemed in compliance prior to the expiration of the Compliance Period, the Company may be eligible for an additional 180-day compliance period (the “Second Compliance Period”), provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other initial listing standards for The Nasdaq Capital Market (with the exception of the Minimum Bid Price Requirement), and would need to provide written notice of its intention to cure the bid price deficiency during the Second Compliance Period. However, if it appears to Nasdaq that the Company will be unable to cure the deficiency, or if the Company is otherwise not eligible for the Second Compliance Period, Nasdaq would notify the Company that its common stock would be subject to delisting. The Company may appeal any such determination to delist its securities, but there can be no assurance that any such appeal would be successful.

The Company intends to monitor closely the closing bid price of its common stock and to consider plans for regaining compliance with Nasdaq’s Listing Rule 5550(a)(2), including by proposing a reverse stock split for stockholder approval, if necessary. While the Company plans to review all available options, there can be no assurance that it will be able to regain compliance with Nasdaq Listing Rule 5550(a)(2) during the Compliance Period, any subsequent extension period, or at all.

On October 4, 2024, the Company issued a press release regarding the foregoing events. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 3.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with the Minimum Bid Price Requirement, the Company’s intentions to monitor its closing bid price of its common stock and the Company’s plans to consider implementing available options to regain compliance with the Minimum Bid Price Requirement. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of important risks and uncertainties, including without limitation the risk that the Company may not meet the Minimum Bid Price Requirement during any compliance period or in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements after such relief, if any, is granted, among other important risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 4, 2024

URGENT.LY INC.

By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Chief Financial Officer